UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Securities Exchange Act of 1934

(Amendment No. )

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NESTOR PARTNERS

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NESTOR PARTNERS

c/o Millburn Ridgefield Corporation
411 West Putnam Avenue

Greenwich, Connecticut 06830

NOTICE OF CONSENT SOLICITATION

July 29, 2016

Dear Limited Partner:

Notice is hereby given regarding a consent solicitation of the limited partners (the “Limited Partners”) of Nestor Partners, a New Jersey limited partnership (the “Partnership”). The written consent of Limited Partners is being solicited for the purpose of a proposal to amend (the “Amendment”) the Amended and Restated Agreement of Limited Partnership dated as of April 5, 2004 (the “Partnership Agreement”) of the Partnership, to eliminate the stated term of the Partnership, which is set to expire on October 31, 2017 (the “Term”). A consent solicitation statement with additional information and form of consent is being delivered with this notice.

Millburn Ridgefield Corporation, the general partner of the Partnership (the “General Partner”) believes it is in the best interests of the Partnership and the Limited Partners to eliminate the Term. The Term may not be extended under the routine amendment provisions in the Partnership Agreement. Over the last several years, new and existing Limited Partners have consented in their subscription agreements to the elimination of the Term. However, a number of Limited Partners have invested in the Partnership prior to the inclusion of this consent in the Partnership’s subscription agreement. As a result, the General Partner is now seeking the consent of Limited Partners who have not previously consented to the elimination of the Term. The approval of the Amendment requires the unanimous consent of all outstanding limited partnership interests (the “Interests”). As of the date of this consent solicitation statement, approximately 14% of the Interests are held by Limited Partners who have not yet consented to the Amendment.

The consent solicitation will expire at, and your consent must be received by, 11:59 p.m. Eastern Daylight Time (EDT) on September 30, 2016 (the “Expiration Date”). The consent solicitation may be extended by the General Partner for a specified period of time as determined by the General Partner. You may revoke your consent at any time up to 11:59 p.m. EDT on the Expiration Date. The General Partner recommends that you consent to the Amendment.

Limited Partners who do not submit a consent approving the Amendment and who have not otherwise consented in their respective subscription agreements to the elimination of the Term by the Expiration Date will receive a notice on that their Interests will be compulsorily withdrawn pursuant to the terms of the Partnership Agreement. You are encouraged to submit your consent as promptly as possible.

We are providing the attached consent solicitation statement in order to notify you of the background and terms of the Amendment and to solicit your consent approving the Amendment. The Amendment will become effective when the General Partner executes the Amendment after completing the compulsory withdrawal of the Interests held by Limited Partners who do not affirmatively consent to the Amendment by the Expiration Date. At the time of signing the Amendment, all remaining Limited Partners as of the close of business on June 1, 2016 (the “Record Date”) will have consented to the Amendment.

The General Partner (including its affiliates) receives compensation and reimbursements in its role as the general partner of the Partnership and as a result has a conflict of interest in recommending approval of the proposed Amendment. The General Partner’s conflict of interest is described in greater detail in the accompanying consent solicitation statement. The General Partner urges you to read the full text of the consent solicitation statement carefully before making your decision on the proposed Amendment. This consent solicitation statement and the accompanying form of consent are first being mailed on or about July 29, 2016 to Limited Partners of record on the Record Date.

Your participation is very important. Please review the enclosed consent solicitation statement and return the enclosed consent in accordance with the instructions in the consent solicitation statement.

Sincerely, Millburn Ridgefield Corporation,

General Partner of Nestor Partners

By:	/s/Gregg Buckbinder
Gregg Buckbinder, President and Chief Operating Officer

NESTOR PARTNERS

c/o Millburn Ridgefield Corporation
411 West Putnam Avenue

Greenwich, Connecticut 06830

CONSENT SOLICITATION STATEMENT

July 29, 2016

SUMMARY

This consent solicitation statement is being furnished to the limited partners (the “Limited Partners”) of Nestor Partners, a New Jersey limited partnership (the “Partnership”), in connection with a consent solicitation of the Limited Partners to approve an amendment (the “Amendment”) to the Amended and Restated Agreement of Limited Partnership dated as of April 5, 2004 (the “Partnership Agreement”) of the Partnership to eliminate the currently stated term of the Partnership of October 31, 2017 (the Term”). Millburn Ridgefield Corporation, the general partner of the Partnership (the “General Partner”), is soliciting the consent of the Limited Partners to approve the Amendment because the General Partner believes it is in the best interests of the Partnership and the Limited Partners to eliminate the Term. This consent solicitation statement is first being mailed to Limited Partners of record who have not previously consented to the elimination of the Term as of the close of business on June 1, 2016 (the “Record Date”) on or about July 29, 2016.

Over the last several years, new and existing Limited Partners have consented in their subscription agreements to the elimination of the Term. However, a number of Limited Partners have made investments in the Partnership prior to the inclusion of this consent in the Partnership’s subscription agreement. As a result, the General Partner is now seeking the consent of Limited Partners who have not previously consented to the elimination of the Term. The Term may not be extended under the routine amendment provisions in the Partnership Agreement. The approval of the Amendment requires the unanimous consent of all outstanding limited partnership interests (the “Interests”). As of the date of this consent solicitation statement, approximately 14% of the Interests are held by Limited Partners who have not yet consented to the Amendment.

The General Partner is providing this consent solicitation statement in order to notify you of the background and terms of the Amendment and to solicit your consent to approve the Amendment. Please refer to the instructions on the form of consent, or review the section entitled, “THE CONSENT SOLICITATION—Consent Procedures” beginning on page 5 of this consent solicitation statement.

The consent solicitation will expire at, and your consent must be received by, 11:59 p.m. Eastern Daylight Time (EDT) on September 30, 2016 (the “Expiration Date”). The consent solicitation may be extended by the General Partner for a specified period of time. You may revoke your consent at any time up to 11:59 p.m. EDT on the Expiration Date. See the section entitled “THE CONSENT SOLICITATION—Revocation of Consent” beginning on page 6 of this consent solicitation statement

Limited Partners who do not submit a consent approving the Amendment and who have not otherwise consented in their respective subscription agreements to the elimination of the Term by the Expiration Date will receive a notice that their Interests will be compulsorily withdrawn pursuant to the terms of the Partnership Agreement. You are encouraged to submit your consent as promptly as possible. See the section entitled “THE PROPOSED AMENDMENT TO THE PARTNERSHIP AGREEMENT—Compulsory Withdrawal” beginning on page 4 of this consent solicitation statement.

The General Partner recommends that you consent to the Amendment. The Amendment will become effective when the General Partner executes the Amendment after completing the compulsory withdrawal of the Interests held by Limited Partners who do not affirmatively consent to the Amendment by the Expiration Date. At the time of signing the Amendment, all remaining Limited Partners as of the Record Date will have consented to the Amendment.

The General Partner (including its affiliates) receives compensation and reimbursements in its role as the general partner of the Partnership and as a result has a conflict of interest in recommending approval of the proposed Amendment. The General Partner’s conflict of interest is described in greater detail in this consent solicitation statement in the section entitled, “Interest of the General Partner.” The General Partner urges you to read the full text of this consent solicitation statement carefully before making your decision on the proposed Amendment.

THE PROPOSED AMENDMENT TO THE PARTNERSHIP AGREEMENT

Background of the Partnership

The Partnership is a limited partnership organized December 13, 1976 under the New Jersey Uniform Limited Partnership Act. The Partnership’s business is trading a diversified portfolio of futures, forward, swap, spot and option contracts on currencies, metals, interest rate instruments, stock indices, energy and agricultural commodities.  The General Partner invests globally pursuant to its proprietary quantitative and systematic trading methodology, based upon signals generated from an analysis from price, price derivatives, fundamental and other quantitative data.   All investment decisions are made by the General Partner. The Partnership is not a registered investment company or mutual fund. Accordingly, investors in the Partnership do not have the protections afforded by the Investment Company Act of 1940, as amended.

Pursuant to the current terms of the Partnership Agreement, the Partnership will terminate on October 31, 2017 (unless such term is extended by the Limited Partners) or upon the prior withdrawal, insolvency or dissolution of the General Partner or occurrence of any event legally requiring termination. The Term may not be extended under the routine amendment provisions in the Partnership Agreement. As set forth in this consent solicitation statement, all Limited Partners who have not already consented to the removal of the stated termination date in the Partnership Agreement are being requested to consent to such removal.

The Amendment to the Partnership Agreement

The Amendment amends and restates Section 4(a) of the Partnership Agreement in its entirety to eliminate the stated termination date of the Partnership. A redline to show such amendments to Section 4(a) of the Partnership Agreement is provided below:

“Term.  The term of the Partnership commenced on December 13, 1976, the day on which the Certificate of Limited Partnership was filed in the Office of the Recorder of Deeds of Essex County, New Jersey pursuant to the provisions of the Act, and shall end upon the first to occur of the following: (1) ~~October 31, 2017; (2)~~ withdrawal, insolvency or dissolution of the General Partner; or (~~3~~2) any event which shall make it unlawful for the existence of the Partnership to continue.”

Reasons for the Amendment

Under the current terms of the Partnership Agreement, the Term expires on October 31, 2017. As a result, the Partnership would be required to begin to wind-up its affairs and liquidate its assets at that time. The General Partner believes it is in the best interests of the Partnership and the Limited Partners to eliminate the Term because the Partnership continues to operate successfully as a going concern. The General Partner also believes that Limited Partners should continue to have the ability to invest in the Partnership, while still maintaining the ability to redeem their investment on a monthly basis if they no longer desire to remain invested in the Partnership.

Approval Required

The affirmative written consent, either through this proxy solicitation or through the consent previously granted in a subscription agreement, of 100% of the Interests is required to approve the amendment. As of the date of this consent solicitation statement, approximately 14% of the Interests are held by Limited Partners who have not yet consented to the Amendment. As of July 1, 2016, there were 631 Limited Partners holding Interests.

In the event that any Limited Partner does not deliver an affirmative written consent (including by indicating “withholding consent” or “abstain” on the attached form of consent) or does not return a properly executed consent, their Interest will be compulsorily withdrawn pursuant to the terms and procedures set forth in the Partnership Agreement, unless such Limited Partner has previously consented to the elimination of the Term in the Partnership’s subscription agreement.

Effectiveness

The Amendment will become effective when the General Partner executes the Amendment after completing the compulsory withdrawal of the Interests held by Limited Partners who do not affirmatively consent to the Amendment by the Expiration Date or who have not previously consented to the elimination of the Term in the Partnership’s subscription agreement. At the time of signing the Amendment, all remaining Limited Partners as of the Record Date will have consented to the Amendment.

Compulsory Withdrawal

Limited Partners that do not consent to the elimination of the Term by the Expiration Date will receive notice that their Interests will be compulsorily withdrawn as of October 31, 2016 in accordance with Section 11(a) of the Partnership Agreement, which provides that “ Any Limited Partner may be required to redeem his Interest and withdraw as a Limited Partner as of the end of any month on thirty days’ written notice at the sole discretion of the General Partner.” This Consent Solicitation also serves as notice of a compulsory withdrawal with respect to any Limited Partner that does not consent to the Amendment by the Expiration Date or that has not previously consented to the elimination of the Term in the Partnership’s subscription agreement.

THE CONSENT SOLICITATION

This consent solicitation statement is being furnished to the Limited Partners by the General Partner, whose principal executive offices are located at 411 West Putnam Avenue, Greenwich, Connecticut 06830 and whose telephone number is 203-625-7554. The principal executive offices and telephone number of the Partnership are the same. In addition to use of the mail, consents may be solicited by telephone or personally by the General Partner and any of its directors, officers, partners and employees. The General Partner will not pay any additional compensation to any of these people for their services in this regard. The expenses of the solicitation will be borne by the Partnership.

Record Date

The Partnership has fixed June 1, 2016 as the Record Date for determining the Limited Partners entitled to consent to the Amendment. Only Limited Partners of record at the close of business on the Record Date may execute and deliver a consent.

Expiration Date

The consent solicitation will expire at, and your consent must be received by, 11:59 p.m. Eastern Daylight Time (EDT) on September 30, 2016. The consent solicitation may be extended by the General Partner for a specified period of time as determined by the General Partner.

Consent Procedures

Limited Partners who desire to consent to the Amendment may do so by internet at http://www.millburncorp.com/nestor-proxy-2016.  You will be required to enter the Password and Investor Identifier that appear on the first page of this mailing. In the alternative, you may consent by marking the appropriate box on the attached form of consent and by signing, dating and delivering the consent by hand, mail, overnight courier, facsimile or email at the address, facsimile number or email address set forth on the consent, all in accordance with the instructions contained herein and therein. If you have any questions or require assistance, please contact the General Partner at 203-625-7554. All consents received by the Partnership prior to the Expiration Date will be effective notwithstanding a record transfer of such Interest subsequent to the Record Date, unless the Limited Partner revokes such consent prior to the Expiration Date by following the procedures set forth under “Revocation of Consent” below.

All consents that are properly completed, signed and delivered to the Partnership and not properly revoked prior to the Expiration Date will be given effect in accordance with the specifications thereof. If a consent is delivered and neither the “Consent,” the “Withhold Consent” nor the “Abstain” box is marked with respect to the proposed Amendment, but the consent is otherwise properly completed and signed, the Limited Partner will be deemed to have disapproved the proposal and will have their Interest compulsorily withdrawn pursuant to the terms of the Partnership Agreement unless the Limited Partner has previously executed a subscription agreement consenting to the elimination of the term.

Consents must be executed in exactly the same manner as the name(s) in which ownership of the Interest is registered. If the Interests to which a consent relates are held by two or more joint holders, all such holders should sign the consent. If a consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the consent evidence satisfactory to the General Partner of authority to execute the consent. The execution and delivery of a consent will not affect a Limited Partner’s right to redeem from the Partnership.

Any questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all consents that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular consents. Unless waived, all such defects or irregularities in connection with the deliveries of consents must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by the General Partner shall be conclusive and binding.

Revocation of Consent

Once you submit an executed consent, you may revoke your consent only by delivering to the Partnership before the Expiration Date either a signed notice of revocation or a new executed consent dated subsequent to the date of the consent previously given.

INTEREST OF GENERAL PARTNER

The General Partner and its affiliates may have interests that conflict with the interests of the Limited Partners. By eliminating the Term, the General Partner will continue to receive asset-based fees and profit shares. The General Partner generally receives an asset-based fee for managing the Partnership ranging from 2% to 5% per annum of the Partnership’s net assets. The General Partner is generally also entitled to an annual profit share, with respect to each Interest, which equals 20% of any increase in trading profits over the previous high point in trading profits as of a date on which a profit share was paid with respect to such Interest. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of any Limited Partners who desire to have the Partnership earlier dissolved and liquidated.

The Partnership paid $3,147,327 in asset-based fees to the General Partner and allocated $449,760 in profit share to the General Partner for the year ended December 31, 2015.  The General Partner’s capital interest was allocated a net gain of $217,710 for the year ended December 31, 2015. The Partnership paid $2,821,666 in asset-based fees to the General Partner and allocated $124,849 in profit share to the General Partner for the year ended December 31, 2014.  The General Partner’s capital interest was allocated a net gain of $449,887 for the year ended December 31, 2014.

The General Partner has paid certain administrative expenses to third-parties on behalf of the Partnership, related to legal, accounting, auditing, printing, postage and similar administrative expenses, and has been or will be reimbursed without interest by the Partnership.  The Partnership pays administrative expenses for legal, audit and accounting services, up to 0.25% per annum of the Partnership’s average month-end net assets.  A portion of such expenses are paid to an affiliate of the General Partner, The Millburn Corporation, for the provision of accounting services to the Partnership.  The Partnership incurred administrative expenses of $338,595 during the year ended December 31, 2015 of which $47,987 was paid or was payable to The Millburn Corporation. The Partnership incurred administrative expenses of $305,679 during the year ended December 31, 2014 of which $107,844 was paid or was payable to The Millburn Corporation. The General Partner pays all administrative expenses in excess of 0.25% per annum of the Partnership’s average month-end net assets.  The Partnership is prohibited from making any loans.

NO APPRAISAL RIGHTS

Limited Partners are not entitled to dissenters’ appraisal rights in connection with the Amendment. If any Limited Partner does not consent to the Amendment or does not respond by the Expiration Date, such Limited Partner’s Interests will be compulsorily withdrawn pursuant to the terms of the Partnership Agreement.

ADDITIONAL INFORMATION

The Partnership is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the SEC relating to the business, financial condition and other matters of the Partnership. Such reports and other information may be inspected at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

All of the Partnership’s general partner interest is held by the General Partner.

Security Ownership of Management

The Partnership has no officers or directors. Under the terms of the Partnership Agreement, the Partnership’s affairs are managed by the General Partner, which has discretionary authority over the Partnership’s trading. As of March 31, 2016, the General Partner’s interest was valued at $2,976,779, which constituted 2.01% of the Partnership’s capital as of March 31, 2016.

As of March 31, 2016, the directors and executive officers of the General Partner beneficially owned Interests as follows:

			Percentage of Limited Partnership
Name	Value of Interest		Interests
		Held
	Held Directly	Indirectly [1]	% Directly	% Indirectly

Harvey Beker	$404,394	$13,464,535	0.28%	9.27%

Gregg Buckbinder	$189,564	$434,766	0.13%	0.30%

George E. Crapple	$873,346	$6,910,756	0.60%	4.76%

Steven M. Felsenthal	$0	$152,794	0.00%	0.11%

Mark Fitzsimmons	$0	$4,058,489	0.00%	2.80%

Barry Goodman	$56,340	$2,517,993	0.04%	1.73%

Grant Smith	$3,819,626	$2,046,872	2.63%	1.41%

Directors and executive officers of the General Partner as a group	$5,343,270	$29,586,205	3.68%	20.38%

1        Interests held indirectly include Interests with respect to which a person holds voting or disposition power: (i) by virtue of serving as one of two or fewer trustees, custodian or officer of the beneficial owner which is a charitable entity, benefit plan or custody account for the benefit of a minor; (ii) with respect to certain Interests owned by members of a person’s immediate family; or (iii) through a self-directed benefit plan.

 FORM OF CONSENT

This consent is being solicited by Millburn Ridgefield Corporation, the general partner (the “General Partner”) of Nestor Partners (the “Partnership”).

 The undersigned hereby acknowledges receipt of a consent solicitation statement and notice of consent solicitation, each dated July 29, 2016 and, without the formality of convening a meeting of Limited Partners, does hereby vote via written consent, as designated below, the limited partnership interest (the “Interest”) of the Partnership held by the undersigned.

PROPOSAL: Approval of Amendment to the Amended and Restated Agreement of Limited Partnership dated as of April 5, 2004 (the “Partnership Agreement”) to eliminate the stated term of the Partnership (the “Amendment”).

Consent	Withhold Consent	Abstain
☐	☐	☐

The General Partner recommends that you “CONSENT” to the Amendment.

If this consent is executed and returned and no direction is indicated, the undersigned will be deemed to have disapproved the Amendment unless the limited partner has previously executed a subscription agreement consenting to the elimination of the Partnership’s stated term. Consents must be received by the Partnership by 11:59 p.m. Eastern Daylight Time on September 30, 2016 (the “Expiration Date”) in order to be given effect. Any limited partner that withholds consent, abstains or fails to return a consent by the Expiration Date will have their Interest in the Partnership compulsorily withdrawn pursuant to the terms of the Partnership Agreement unless such limited partner has previously consented to the elimination of the Partnership’s stated term in a subscription agreement.

Please sign exactly in exactly the same manner as the name(s) in which ownership of the Interest is registered. If Interests are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such and submit with the consent evidence satisfactory to the General Partner of authority to execute the consent. A corporation should sign in full corporate name by its president or other authorized officer, and a partnership should sign in full partnership name by its authorized representative.

Date:

Name (printed):

Signature:

Title (if applicable):

Signature of Joint Holder (if held jointly):

Title (if applicable):

Limited Partners who desire to consent to the Amendment may do so by internet at http://www.millburncorp.com/nestor-proxy-2016.  You will be required to enter the Password and Investor Identifier that appear on the first page of this mailing. In the alternative, a fully completed, signed and dated consent should be delivered by hand, by mail or by overnight courier to Nestor Partners, c/o Millburn Ridgefield Corporation, 411 West Putnam Avenue, Greenwich, Connecticut 06830, or by facsimile to 203-625-8220 or by email to greenwich@millburncorp.com.